SCHEDULE 14A

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under sec.240.14a-12

F.N.B. CORPORATION

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	$125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2)of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

One F.N.B. Boulevard, Hermitage, PA 16148-3363
(724) 981-6000
February 27, 2008
Dear F.N.B. Corporation Shareholder:
We recently mailed you proxy material in connection with our upcoming Special Meeting of Shareholders to be held March 19, 2008. According to our records, we have not yet received your proxy.
It is very important that your shares be voted, regardless of the number of shares you own.
Please take a moment to VOTE your shares by returning your proxy in the envelope provided. You can also vote by telephone or the internet by following the enclosed instructions. Our Board of Directors unanimously recommends a “FOR” vote on all proposals.
Please disregard this letter if you have already voted your shares. Thank you for your cooperation and support.
Sincerely,
David B. Mogle
Corporate Secretary
“Relationships Built on Trust” TM

OMEGA FINANCIAL CORPORATION
366 Walker Drive * P.O. Box 298 * State College, PA 16804-0619 * 1(800) 494-1810
February 27, 2008
Dear Omega Financial Corporation Shareholder:
We recently mailed you proxy material in connection with our upcoming Special Meeting of Shareholders to be held March 19, 2008. According to our records, we have not yet received your proxy.
It is very important that your shares be voted, regardless of the number of shares you own.
Please take a moment to VOTE your shares by returning your proxy in the envelope provided. You can also vote by telephone or the internet by following the enclosed instructions. Our Board of Directors unanimously recommends a “FOR” vote on all proposals.
Please disregard this letter if you have already voted your shares. Thank you for your cooperation and support.
Sincerely,
Donita R. Koval
President and
Chief Executive Officer
Affiliates
Central PA Investment Company * Omega Insurance Agency * Central PA Life Insurance Company
Omega Bank
www.omegafinancial.com